EXHIBIT 10.15




                                LIMITED GUARANTY
                             BRE/CITY CENTER L.L.C.

     This Limited Guaranty (this "Guaranty") is dated for reference purposes only as of April 25, 2001 by Prime Group Realty, L.P., a Delaware limited partnership ("Guarantor") in favor of Corus Bank, N.A. ("Lender"). --


                                    RECITALS:

     A. BRE/City Center L.L.C., a Delaware limited liability company ("Borrower") and Lender have entered into that certain Loan Agreement, dated for reference purposes only as of April 25, 2001 (the "Loan Agreement"), pursuant to which Lender has agreed to make a loan to Borrower in the maximum principal amount of Sixty Seven Million and No/Dollars ($67,000,000) (the "Loan").

     B. In connection with the Loan, Borrower has executed and delivered to Lender a note, dated for reference purposes only as of April 25, 2001, in the amount of $67,000,000 (said note, together with any extensions thereof or modifications or amendments thereto and any note issued in substitution or exchange therefor, being hereinafter referred to as the "Note").

     C. To secure the payment of the obligations and liabilities of Borrower to Lender under the Loan Agreement and the Note, Borrower has executed and delivered to Lender certain security agreements, documents and instruments evidencing and securing the Loan, including but not limited to an Open-End Leasehold Mortgage, Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated for reference purposes only as of April 25, 2001 (the "Mortgage"), which is a lien on the property legally described on Exhibit A (the "Property").

     D. The Loan Agreement, the Note, the Mortgage, this Guaranty, together with all other agreements, documents, notes, and instruments given to evidence or secure the indebtedness evidenced by the Note and the Loan Agreement, and all other written matter and all amendments, modifications, supplements, extensions and restatements thereof, thereto and therefor, and all agreements, notes, documents or instruments delivered in substitution therefor or in lieu thereof, whether heretofore, now or hereafter executed by or on behalf of Borrower, Guarantor, any one or more of them, or any other person or entity, delivered to Lender or any participant with respect to the Loan are collectively referred to herein as the "Loan Documents."

     E. It is a condition precedent to Lender's obligation to make the Loan that Guarantor enter into this Guaranty.

     F. Guarantor has a financial interest in Borrower and will receive a material financial benefit if Lender makes the Loan to Borrower and Guarantor has agreed to execute and deliver this Guaranty. As used herein the term "Loan Party" shall mean any one or more of Borrower, Guarantor and any other person or entity which is a party to the Loan Documents, other than Lender.

     G. Any capitalized term not defined herein, but defined in the Loan Agreement shall have the meaning ascribed to such term in the Loan Agreement, which definition is incorporated herein by reference as if fully set forth herein.

NOW, THEREFORE, FOR VALUE RECEIVED, in consideration of the foregoing Recitals, each of which are an integral part hereof and this Guaranty shall be construed in light thereof, and in consideration of Lender making the Loan to Borrower and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Guarantor agrees as follows:

     1. GUARANTY.


     (a) Guarantor absolutely, unconditionally and irrevocably guarantees, as a principal obligor and not as a surety, to Lender:

          (i) the full and prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of any and all debts, liabilities, and obligations for the payment of principal, interest, late fees and the Exit Fee (as defined in the Loan Agreement); and

          (ii) the payment of all Enforcement Costs (defined below).

     (b) Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 1(c), Guarantor's total liability under the terms of this Guaranty shall not exceed an amount, paid from Guarantor's Funds (hereunder defined), equal to the sum of: (i) principal in an amount equal to $13,400,000; (ii) interest on the unpaid principal amount of the Loan from time to time, at the Interest Rate or the Default Rate, as applicable; (iii) all late fees; (iv) the Exit Fee; plus (v) all Enforcement Costs. As used herein, "Guarantor's Funds" shall mean immediately available funds from Guarantor's monies and the proceeds of Guarantor's assets; provided that, Guarantor's Funds shall specifically exclude the Excluded Funds. As used herein, "Excluded Funds" shall mean: (w) any payments made by Borrower to Guarantor or its affiliates after the occurrence of an Event of Default or Unmatured Default and during the continuation thereof, for services rendered by Guarantor or its affiliates, except as expressly permitted to be paid pursuant to the Loan Agreement; (x) funds from Borrower or the operation of the Property, including rental income and security deposits; (y) proceeds from the sale or transfer of the Property or other Collateral (as defined in the Loan Agreement) pledged by Borrower or any other Loan Party, including proceeds from any foreclosure proceeding; and (z) distributions from Borrower to its members which are then distributed (directly or indirectly) to Guarantor. In calculating and determining the amount payable by Guarantor hereunder, no credit, reduction or offset shall be made for: (1) payments made by Borrower or any other Loan Party after the occurrence of an Event of Default or after demand is made for payment hereunder, (2) payments from any Excluded Funds, or (3) any payment made by Guarantor, in Guarantor's discretion, in accordance with to Section 17(b)(ii) of this Guaranty. Nothing contained in this Section 1(b) shall be deemed to limit Guarantor's liability under Section 1(c), the Environmental Indemnity Agreement or any other Loan Document to which Guarantor is a party. Guarantor's liability and obligations with respect to payment of accrued but unpaid interest shall cease upon confirmation of a foreclosure sale, or upon Lender's acceptance of a deed-in-lieu of foreclosure from Borrower; provided that, Guarantor has previously fully and indefeasibly paid, or simultaneously fully and indefeasibly pays, all other obligations due hereunder. Otherwise Guarantor's obligation to pay accrued but unpaid interest shall survive such confirmation of a foreclosure sale or delivery of a deed-in-lieu of foreclosure, and Guarantor shall be liable for any and all accrued but unpaid interest up to and including the date on which Guarantor fully and indefeasibly pays all of its obligations hereunder.

     (c) Notwithstanding the provisions of Section 1(b), and in addition to the amounts payable pursuant to Section 1(b), Guarantor's liability to Lender shall be unlimited to the extent of actual damage, loss, cost, or expense arising from or relating to: (i) the filing by Borrower, Guarantor and/or any other Person (as defined in the Loan Agreement) now or hereafter liable for the Loan (or any portion thereof) of a voluntary bankruptcy petition under any section or chapter of the Bankruptcy Reform Act of 1928, as amended, or the cooperation or acquiescence by Borrower, Guarantor and/or any other Person (as defined in the Loan Agreement) now or hereafter liable for the Loan (or any portion thereof) in an involuntary bankruptcy or any receivership proceedings; (ii) Borrower, Guarantor and/or any other Person (as defined in the Loan Agreement) now or hereafter liable for the Loan (or any portion thereof) becoming a party to any case, action, suit or proceeding which suspends, reduces, impedes, or impairs Lender's right of recourse to the Property or any part thereof (other than the filing of compulsory counter-claims); (iii) Borrower or Guarantor engaging in any act, omission, or intentional material misrepresentation which has the effect of suspending, delaying, reducing, impeding, or impairing Lender's right of recourse to the Property or any part thereof (other than the filing of compulsory counter-claims); (iv) fraud of Borrower or Guarantor; (v) the Environmental Indemnity Agreement; (vi) willful misconduct of Borrower or Guarantor and/or intentional material misrepresentations by Borrower or Guarantor in the Loan Agreement, this Guaranty, or any other Loan Document;
(vii) the commission of waste with regard to the Property; (viii) intentional misconduct of Borrower or Guarantor causing the cancellation of insurance; (ix) the failure of Borrower or Guarantor after the occurrence of an Event of Default or Unmatured Default to apply any income generated by the Property (including, but not limited to, rental receipts and/or security deposits) to any necessary and ordinary expenses of the Property and/or the Secured Obligations (as defined in the Loan Agreement), or to deliver such income to Lender upon demand if and to the extent required by the Loan Agreement and the other Loan Documents; (x) Borrower's acceptance of any rental payments more than thirty (30) days in advance of the due date; or (xi) the transfer or conveyance of the Property or any material portion thereof in violation of the provisions of the Loan Agreement or any other Loan Document. Payments made pursuant to this Section 1(c) may be applied by Lender to the Secured Obligations in the order of priority set forth in the Loan Agreement. No payment made pursuant to this
Section 1(c) shall reduce or limit the amount  payable by Guarantor  pursuant to
Section 1(b); provided that nothing contained in this Section 1(c) shall be deemed to permit Lender to collect twice for the same item of Guarantor's Obligations.

All amounts due, debts,  liabilities and payment  obligations  described in this
Section 1 are referred to herein as the "Guarantor's Obligations".

     2. IRREVOCABLE GUARANTY.

     (a) Upon the occurrence of any Event of Default under the Loan Agreement or any other Loan Document, Guarantor agrees, on demand by Lender, to pay all Secured Obligations (as defined in the Loan Agreement) regardless of any defense, right of set-off or claims which Borrower, Guarantor or any other party under the Loan Documents may have against Lender, subject only to the limitations set forth in Section 1(b).

     (b) This is an absolute, irrevocable, present and continuing guaranty of payment of the Guarantor's Obligations and not of collection.

     (c) The obligations of Guarantor hereunder are independent of the obligations of Borrower and any other Loan Party and a separate action or actions may be brought or prosecuted against Guarantor, whether any action is brought against Borrower or any other Loan Party or whether Borrower or any other Loan Party is joined in any action or actions. In any action to enforce this Guaranty, Lender, at its election, may proceed against Guarantor, with or without: (i) joining Borrower or any other Loan Party in any such action; (ii) commencing any action against or obtaining any judgment against Borrower or any other Loan Party; or (iii) commencing any proceeding to enforce the Note, or the Loan Agreement or to realize upon the Property or any of the other Collateral; provided however, nothing herein contained shall preclude Lender from suing on the Note and the Loan Agreement or foreclosing the Loan Documents or from exercising any other rights, remedies or power under any Loan Document, and if such foreclosure or other rights, powers or remedies are availed of, only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature whatsoever, shall be applied in reduction of the Secured Obligations. Lender shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of any payment hereunder or enforcement hereof. Nevertheless, in the event Lender elects to pursue its remedies under any one or more of the other Loan Documents and any disposition of the Collateral or any part thereof results in a deficiency, Guarantor hereby further promises and agrees to immediately pay to Lender the amount of such deficiency, subject to the limitation set forth in Section 1(b). At any sale of any security or Collateral for the Loan, whether by foreclosure or otherwise, Lender may, at its discretion, purchase all or any part of such security or Collateral offered for sale for its own account, and may apply against the amount bid therefor the unpaid balance or any part thereof to the Secured Obligations.

     (d) The obligations and liabilities of Guarantor hereunder shall not be diminished or offset by any payment by Guarantor under any other agreement, document, or instrument by Guarantor in favor of Lender, including but not limited to the Environmental Indemnity Agreement, executed by Guarantor in favor of Lender concurrently herewith.

     3. RETURN OF PAYMENTS. Guarantor agrees that, if at any time all or any part of the payments theretofore applied by Lender to any Guarantor's Obligation is rescinded or returned by Lender or Lender is required to pay any amount thereof to any other party for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, liquidation or reorganization of any party or the determination that such payment is held to constitute a preference under the bankruptcy laws): (i) such Guarantor's Obligation shall, for the purposes of this Guaranty, be deemed to have continued in existence to the extent of such payment, notwithstanding such application by Lender, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Guarantor's Obligation, all as though such application by Lender had not been made and Guarantor agrees to pay such amount to Lender upon demand; and
(ii) any security interest granted by Guarantor to Lender to secure Lender's performance under this Guaranty shall be deemed to be reinstated notwithstanding any release by Lender of such security interest or pledge. Guarantor shall execute any document, instrument or financing statement necessary or desirable to effect this provision.

     4. NO DISCHARGE. Subject only to the limitation set forth in Section 1(b), Guarantor agrees that the obligations, covenants and agreements of Guarantor under this Guaranty shall not be discharged, affected or impaired by any act of Lender or any event or condition except full performance of and indefeasible payment in full of the Guarantor's Obligations. Subject only to the limitation set forth in Section 1(b), Guarantor agrees that, without full performance of and indefeasible payment in full of the Guarantor's Obligations, the liability of Guarantor hereunder shall not be discharged, affected or impaired by:

          (i) the renewal or extension of time for the payment or performance of the Secured Obligations under any of the Loan Documents or any other agreement relating to the Secured Obligations, whether made with or without notice to or the knowledge or consent of Guarantor;

          (ii) any modification or amendment of the Loan Documents, with or without notice to or the knowledge or consent of Guarantor, including but not limited to any further or future extensions of credit which shall become a part of the Guarantor's Obligations (subject to the limitations set forth in Section 1(b)), any change or modification of the interest rate, payment terms, maturity date or any other covenant of any agreement of Borrower or any other Loan Party;

          (iii) any transfer, waiver, compromise, settlement, modification, surrender, or release of the Note, the Loan Agreement or any of the other Loan Documents;

          (iv) the release or agreement not to sue without reservation of rights of Borrower, any other Loan Party or any other person or entity liable in any way for repayment of or performance of the Secured Obligations;

          (v) the existence of any defenses to enforcement of the Note, the Loan Agreement or any of the other Loan Documents, other than payment in full and performance of all Secured Obligations;

          (vi) any failure, omission, delay or inadequacy, whether entire or partial, of Lender to exercise any right, power or remedy regarding the Loan or to enforce or realize upon (or to make Guarantor party to the enforcement or realization upon) any of Lender's security for the Loan;

          (vii) the existence of any set-off, claim, reduction, or diminution of the Secured Obligations and/or the Guarantor's Obligations (other than payment), or any defense of any kind or nature, which Guarantor may have against Borrower or any other Loan Party or which Borrower or any other Loan Party has against Lender;

          (viii) the application of payments received from any source to the payment of any obligation other than the Secured Obligations, even though Lender might lawfully have elected to apply such payments to any part or all of the Secured Obligations;

          (ix) the addition of any and all other endorsers, guarantors, obligors and other persons liable for the payment of and/or the performance of the Secured Obligations and the acceptance of any other security for the payment of and/or performance of the Secured Obligations;

          (x) the power or authority or lack of power or authority of Borrower to execute and deliver the Note, or the Loan Agreement or of Borrower or any other Loan Party to execute, acknowledge or deliver any one or more of the Loan Documents;

          (xi) the validity or invalidity of the Note, the Loan Agreement or the other Loan Documents;

          (xii) the existence or non-existence of Borrower or any other Loan Party as a legal entity;

          (xiii) the transfer by Borrower or any other Loan Party of all, or any part of, or any interest in all or any part of the Property or any other Collateral;

          (xiv) the institution by or against Borrower or any other Loan Party of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmation of any one or more of the Loan Documents in any such proceedings or otherwise;

          (xv) any irregularity or the unenforceability (by reason of any governmental agency's purporting to reduce or amend or otherwise affect the Secured Obligations), or the release or discharge of Borrower in any receivership, bankruptcy, winding-up or other creditor proceedings;

          (xvi) the determination by a court of competent jurisdiction that Borrower or any other Loan Party is not required to pay any Indebtedness (as such term is defined in the Loan Agreement) pursuant to operation of law;

          (xvii) the acceptance by Lender of payment of a part of the Indebtedness, or any failure, neglect or omission on the part of Lender to realize on or protect any of the Indebtedness or any real estate, personal property, or mortgage or lien security given as security therefor, or to exercise any lien upon, or right of appropriation of, any monies, credits or property of Borrower toward liquidation of the Secured Obligations;

          (xviii) the failure by Lender or anyone acting on behalf of Lender to perfect or maintain perfection of any lien or security interest upon any Collateral given at any time to secure repayment of the Loan;

          (xix) any right or claim whatsoever which Guarantor may have against Borrower, any other Loan Party or Lender or the successors or assigns of any of them; or

          (xx) the occurrence of any default under the terms of any Mezzanine Loan Documents (as defined in the Loan Agreement) and the exercise by Mezzanine Lender of any right or remedy thereunder, including the foreclosure of its security interest in the membership interests of Borrower.

all whether or not Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xx) of this Section.

         Subject only to the limitations set forth in Section 1(b), Guarantor intends that Guarantor shall remain liable hereunder as a principal obligor until all of Guarantor's Obligations shall have been paid in full and performed in accordance with the terms and conditions of this Guaranty, notwithstanding any fact, act, event or occurrence which might otherwise operate as a legal or equitable discharge of a surety or guarantor.

     5. APPLICATION OF AMOUNTS RECEIVED. Any amounts received by Lender from whatsoever source on account of the Guarantor's Obligations shall be applied by Lender toward the payment of the Guarantor's Obligations in such order of application, as Lender may from time to time elect.

     6. Waiver.


          (a) Guarantor expressly waives:

               (i) notice of the acceptance by Lender of this Guaranty;

               (ii) notice of the existence, creation, payment or nonpayment of the Loan or any modification, extension, or amendment thereof;

               (iii) presentment, demand, protest, notice protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension, renewal of the Loan or any obligation under the Loan Documents, notice of maturity, release, compromise or settlement of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guarantees at any time held by Lender with respect to the transactions contemplated in the Loan Documents, and all other notices whatsoever, except for notices required to be delivered pursuant to the terms of this Guaranty, the Loan Agreement, any other Loan Document, or under applicable Law;

               (iv) any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about Borrower, any other Loan Party, the Collateral, the Loan or the transactions contemplated by the Loan Documents;

               (v) notice of any and all changes in the terms, covenants or conditions of the Note or of the other Loan Documents, including extension, and renewal;

               (vi) any and all substitutions, exchanges or releases of all or any part of the Collateral;

               (vii) all rights to notice and a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon the Property or any other Collateral;

               (viii) any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies;

               (ix) the release or agreement not to sue without reservation of rights of anyone liable in any way for repayment of the Loan; and

               (x) the benefit of all valuation, appraisement, extension and exemption laws;

it being understood and agreed that Lender has no duty to so inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of and the nonperformance of the Secured Obligations.

     (b) Credit may be granted or continued from time to time by Lender to Borrower without notice to or authorization from Guarantor, including but not limited to making additional loans or other financial accommodations by Lender to Borrower or any other Loan Party regardless of the financial or other condition of Borrower, any other Loan Party or the Collateral and Guarantor agrees that the obligations, covenants and agreements of Guarantor under this Guaranty shall not be discharged, affected or impaired thereby.

     (c) No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender or Guarantor, except as expressly set forth in a writing duly signed and delivered on behalf of Lender and Guarantor.

     (d)  Guarantor  hereby  waives the benefit of any law that would  otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to appropriate and offset, without notice at any time hereafter, any indebtedness or obligation matured or unmatured owing from Lender to Guarantor. Lender may, from time to time, without demand or notice of any kind, appropriate and apply toward the payment of such of the Guarantor's Obligations, and in such order of application, as Lender may, from time to time, elect any and all such balances, credits, deposits, accounts, monies, cash equivalents and other assets, which are in the name of Guarantor, then or thereafter with Lender. Guarantor hereby assigns and transfers to Lender any and all cash, negotiable instruments, documents of title, chattel paper, securities, certificates of deposit, deposit accounts, other cash equivalents and other assets of Guarantor, in the possession or control of Lender for any purpose.

     (e) Guarantor hereby waives the filing of a claim with a court in the event of receivership or bankruptcy of Borrower, and waives every defense, cause of action, counterclaim or setoff which Guarantor may now have or hereafter may have to any action by Lender in enforcing this Guaranty, including, without limitation, every defense, counterclaim or setoff which Guarantor may now have, or hereafter may have, against Borrower, any other Loan Party or any other party liable to Lender in any manner. Guarantor ratifies and confirms whatever Lender may do with respect to the Collateral; provided that Lender complies with the terms hereof, the terms of the other Loan Documents and applicable Law. Guarantor agrees that Lender shall not be liable for any error in judgment or mistakes of fact or law. Guarantor hereby agrees that Guarantor may be joined as a party defendant in any legal proceeding (including, but not limited to, a foreclosure proceeding) instituted by Lender against Borrower or any other Loan Party.

     7. ENFORCEMENT COSTS: If: (i) this Guaranty, the Loan Agreement, the Note or any other Loan Document is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Guaranty, the Loan Agreement, the Note or any other Loan Document; or (iii) an attorney is retained to represent Lender in any other proceedings whatsoever in connection with a default by Guarantor under this Guaranty, or Borrower or any other Loan Party under any other Loan Document or to protect any interest of Lender in any Collateral created by any Loan Document then Guarantor shall pay to Lender upon demand all reasonable costs and expenses, including without limitation, reasonable attorney's fees, receiver's fees, court costs, filing fees, recording costs, expenses of foreclosure, title insurance premiums, minutes of foreclosure and all other costs and expense incurred in connection therewith (all of which are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder. For greater certainty, and not in limitation of the foregoing, for the purposes of this Guaranty and each and every Loan Document, attorneys' fees shall include:
(A) the fees of any law firm retained by Lender, and (B) the fees of in-house counsel of Lender, at rates which are comparable to rates then charged by medium-sized law firms in City of Chicago, Illinois for attorney's of comparable experience and expertise.

     8. TRANSFER OF THE GUARANTOR'S OBLIGATIONS. Notwithstanding any assignment or transfer of the Guarantor's Obligations or any interest therein by Lender, all of such Guarantor's Obligations or any interest therein, including those assigned or transferred, shall be and remain Guarantor's Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of such Guarantor's Obligations or interest shall, to the extent of the Guarantor's Obligations or interests assigned or transferred, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were Lender; provided however, that unless the assignor or transferor shall otherwise consent in writing, the assignor or transferor shall have an unimpaired right, prior to and superior to that of its assignee or transferee, to enforce this Guaranty for its benefit as to such portions of the Guarantor's Obligations or interests therein not assigned or transferred.

     9. SUBORDINATION. Any indebtedness or other obligation of Borrower, now or hereafter held by or owing to Guarantor (including, but not limited to, any past, present or future indebtedness or obligation Borrower owes to Guarantor under that certain Management Agreement, dated as of February 5, 1999, between Borrower and Guarantor), is hereby subordinated to the payment and performance in full of all Secured Obligations of Borrower to Lender evidenced by the Note and the other Loan Documents. Except for any fee earned by Guarantor pursuant to the Management Agreement (described above), Guarantor hereby covenants and agrees that it will not accept payment of principal, interest or any other amount of any indebtedness or other obligation of Borrower to Guarantor. Any such indebtedness or obligation of Borrower to Guarantor shall, at the option of Lender, be collected, enforced and received by Guarantor as trustee for Lender, and shall be paid over to Lender on account of the Secured Obligations of Borrower to Lender, but without impairing-or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Nothing in this Section or elsewhere in this Guaranty shall be construed as Lender's authorization of or consent to the creation or existence of any such indebtedness of Borrower to Guarantor.

     10. INTERPRETATION.

          (a) The headings of sections and paragraphs in this Guaranty are for convenience only and shall not be construed in any way to limit or define the content, scope, or intent of the provisions hereof. As used in this Guaranty, the singular shall include the plural, and masculine, feminine, and neuter pronouns shall be fully interchangeable, where the context so requires. If any provision of this Guaranty or any paragraph, sentence, clause, phrase, or word, or the application thereof, in any circumstances, is adjudicated by a court of competent jurisdiction to be invalid, the validity-of the remainder of this Guaranty shall be construed as if such invalid part were never included herein.

          (b) Time is of the essence of this Guaranty.

          (c) All payments to be made hereunder shall be made in currency and coin of the United States of America which is legal tender for public and private debts at the time of payment.

          (d) Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          (e) It is agreed that Guarantor's liability is independent of any other guaranties at any time in effect with respect to all or any part of Borrower's indebtedness to Lender, and that Guarantor's liability hereunder may be enforced regardless of the existence of any such other guaranties.

     11. ENTIRE AGREEMENT. This Guaranty, the Note and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior such agreements and understandings, both written and oral. This Guaranty may not be modified or amended except by a written instrument signed by Lender and Guarantor. If this Guaranty is executed in several counterparts, each of those counterparts shall be deemed an original, and all of them together shall constitute one and the same instrument.

     12. PAYMENT OF GUARANTOR'S OBLIGATIONS. Lender agrees that Guarantor's Obligations under this Guaranty shall terminate, subject to the provisions of
Section 3 hereof, upon the earlier of (i) indefeasible payment in full to Lender of all Secured Obligations or (ii) indefeasible payment in full to Lender of all sums due and owing by Guarantor under this Guaranty.

     13. SUCCESSORS AND ASSIGNS, MISCELLANEOUS. This Guaranty shall inure to the benefit of and may be enforced by Lender, and any subsequent holder of the Note, the Loan Agreement, or the other Loan Documents, and all of the covenants, agreements and obligations of Guarantor hereunder shall extend to and be binding upon and enforceable against Guarantor and the heirs, administrators, legal representatives, successors and assigns of Guarantor. This Guaranty and the obligations hereunder shall not be discharged, affected, or impaired, in whole or in part, upon the bankruptcy, insolvency or death of Guarantor.

     14. FURTHER ASSURANCES: REPRESENTATION BY COUNSEL.


          (a) Guarantor further covenants and agrees that Guarantor shall at any time and from time to time, upon the reasonable request of Lender, take, or cause to be taken, any reasonable action and execute and deliver any further documents which, in the reasonable opinion of Lender, may be necessary or required in order to carry out the intent and purposes of this Guaranty, provided that any such actions and/or further documents shall not expand the liability of Guarantor as described herein or decrease Guarantor's rights hereunder.

          (b) Guarantor hereby represents and warrants that it has consulted and conferred with competent legal counsel of its choice before executing this Guaranty and all other Loan Documents. Guarantor further represents and warrants that it has read and understood the terms of this Guaranty and intends to be bound hereby. In the event of an ambiguity or conflict in the terms hereof the rule of construction requiring resolution against the drafter of the document shall not be applied.

     15. NOTICES. Any and all notices given in connection with this Guaranty shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other overnight messenger service, first class registered or certified mail, postage prepaid, return receipt requested or by other means at least as fast and reliable as first class mail. A written notice shall be deemed to have been given to the recipient party on the earlier of: (a) the date it shall be delivered to the address required by this Guaranty; (b) the date delivery shall have been refused at the address required by this Guaranty; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Guaranty. Any and all notices referred to in this Guaranty, or which either party desires to give to the other, shall be addressed as follows:

         To Guarantor:            Prime Group Realty Trust
                                  77 West Wacker Drive
                                  Suite 3900
                                  Chicago, IL 60601
                                  Attn:   Louis G. Conforti, Co-President

         with a copy to:          Prime Group Realty Trust
                                  77 West Wacker Drive
                                  Suite 3900
                                  Chicago, IL  60601
                                  Attn:   General Counsel

                                  And to

                                  William J. Ralph, Esq.
                                  Winston & Strawn
                                  35 West Wacker Drive
                                  Chicago, IL  60601

         To Lender:               Corus Bank, N.A.
                                  3959 N. Lincoln Avenue
                                  Chicago, IL 60613
                                  Attn: John R. Marcowicz, First Vice President

                                  And to

                                  Corus Bank, N.A.
                                  3959 N. Lincoln Avenue
                                  Chicago, IL 60613
                                  Attn: Joel Solomon, Senior Vice President

         with a copy to:          Sachnoff & Weaver, Ltd.
                                  30 South Wacker Drive.
                                  Suite 2900
                                  Chicago, IL  60606
                                  Attn:  Cynthia Jared, Esq.

Any party  hereto  may,  by notice  given  hereunder,  designate  any further or
different  addresses  to  which  subsequent   notices,   certificates  or  other
communications shall be sent.

     16. ADDITIONAL REPRESENTATIONS AND WARRANTIES. In addition to and independent of any other obligation or liability under this Guaranty, Guarantor hereby represents, warrants and covenants to Lender as of the date hereof (unless specifically provided to be continuing in this Section) as follows:

          (a) Limited Partnership. Guarantor (i) is, and at all times during the term hereof shall be, a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has complied with all conditions prerequisite to its doing business in the state where its principal place of business is located; (ii) has and at all times during the term hereof shall have the power and authority to own its properties and to transact the business in which it is engaged or proposes to engage; (iii) is and at all times during the term hereof shall be qualified to do business in every jurisdiction in which the nature of its business or its properties makes such qualification necessary; and (iv) is and at all times during the term hereof shall be in compliance with all Laws applicable to it except as to subparagraphs (iii) and (iv) where failure to comply with such requirements or laws is not likely to result in a Material Adverse Event (as defined in the Loan Agreement). The Organizational Documents of Guarantor (as defined in the Loan Agreement), copies of which have been furnished to Lender, are in full force and effect, have not been amended since the date of delivery to Lender, and are true, correct and complete copies of all documents relating to Guarantor's creation and governance.

          (b) Entity Power. Guarantor has and at all times during the term hereof shall have all limited partnership power and authority to own its property and to transact the business in which it is engaged or proposes to engage. Guarantor has and at all times during the term hereof shall have all the limited partnership right, power and capacity and is duly authorized and empowered to enter into, execute, deliver and perform this Guaranty and the other Loan Documents to which it is a party, and all such action has been duly and validly authorized by all necessary limited partnership proceedings on its part.

          (c) Execution and Binding Effect. This Guaranty and each other Loan Document to which Guarantor is a party and which is executed and delivered or required to be executed and delivered on or before the date of which this representation and warranty is made, or deemed made, has been duly and validly executed and delivered by Guarantor. This Guaranty and each such other Loan Document constitutes, and each other Loan Document when executed and delivered by Guarantor will constitute, the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditor's rights generally.

          (d) Violation of Organizational Documents and Agreements. Neither the execution and delivery of this Guaranty, nor consummation of the transactions herein or therein contemplated, nor performance of or compliance with the terms and conditions hereof or thereof, does or will at any time during the term hereof:

               (i) violate or conflict with any Law (as defined in the Loan Agreement), unless such violation is not likely to result in a Material Adverse Event, or

               (ii) violate, conflict with or result in a breach of any term or condition of, or constitute a default under, or result in (or give rise to any right, contingent or otherwise, of any Person to cause) any termination, cancellation, prepayment or acceleration of performance of, or result in the creation or imposition of (or give rise to any obligation, contingent or otherwise, to create or impose) any lien upon any property of Guarantor pursuant to, or otherwise result in (or give rise to any right, contingent or otherwise, of any Person to cause) any change in any right, power, privilege, duty or obligation of Guarantor under or in connection with:

                    (a) the Organizational Documents of Guarantor,

                    (b) any  agreement or  instrument  creating,  evidencing  or securing any Indebtedness or Guaranty Equivalent (as defined in the Loan Agreement) to which Guarantor is a party or by which it or any of their properties (now owned or hereafter acquired) may be subject or bound, unless such default or event is not likely to result in a Material Adverse Event, or

                    (c) any other  agreement or  instrument  or  arrangement  to which Guarantor is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, unless such default or event is not likely to result in a Material Adverse Event (as defined in the Loan Agreement).

     (e) Government Approvals and Filings. No approval, order, consent, authorization, certificate, license, permit or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any governmental authority (collectively, "Governmental Action") is or will be necessary in connection with the execution and delivery of this Guaranty or any other Loan Document to which Guarantor is a party, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof, or to ensure the legality, validity, binding effect, enforceability or admissibility in evidence hereof or thereof.

     (f) Violation of Laws. To Guarantor's knowledge, Guarantor is not in violation of any applicable statute, regulation or ordinance of the United States of America, of any state, city, town, municipality, county or of any other jurisdiction, or of any agency thereof, (including, but not limited to any Environmental Law or any regulation of the Federal Reserve Board) in any respect which is likely to result in any Material Adverse Event.

     (g) Solvency. Guarantor (i) is now and at all times during the term hereof shall be generally paying its debts as they mature; (ii) now owns, and at all times during the term hereof shall own, property which, at a fair valuation, is greater than the sum of its debts, and (iii) now has and at all times during the term hereof shall have capital sufficient to carry on its business and transactions and all business transactions in which it is about to engage.

     (h) Proceeding. Except as set forth in Schedule 3.4 to the Loan Agreement, there is no condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending nor, to Guarantor's knowledge, threatened affecting Guarantor which are likely to result in a Material Adverse Event, and Guarantor knows of no basis therefor.

     (i) Tax Returns.

          (i) All tax and informational returns required to be filed by or on behalf of Guarantor have been and shall hereafter be properly prepared, executed and filed. All taxes, assessments, fees and other Charges (as defined in the Loan Agreement) upon Guarantor, or upon any of its properties, incomes, sales or franchises which are due and payable have been paid other than those not yet delinquent and payable without premium or penalty, and except for those being diligently contested in good faith by appropriate proceedings, and in each case adequate reserves and provisions for taxes have been made on the books of Guarantor. To Guarantor's knowledge, the reserves and provisions for taxes on the books of Guarantor are adequate for all open years and for its current fiscal period.

          (ii) Guarantor does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

          (iii) Guarantor has paid all Charges shown to be due and payable on said returns or on any assessments made against it or any of its property, and all other Charges imposed on it or any of its properties by any governmental authority.

     (j) Default Under Other Agreements. Guarantor has not received any written notice of a default with respect to any indenture, loan agreement, mortgage, deed or other similar agreement relating to the borrowing of monies to which it is a party, and by which it is bound.

     (k) Insurance. Guarantor maintains and at all times during the term hereof shall maintain with financially sound and reputable insurers, not related to or affiliated with Guarantor, insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of businesses engaged in the same or a similar business or having similar properties similarly situated.

     (l) Financial Statements. The most recent financial statements delivered by Guarantor to Lender and all financial statements hereafter delivered by Guarantor to Lender shall fairly and accurately present in all material respects the assets, liabilities and financial conditions and results of operations of Guarantor and such other Persons, if any, described therein as of and for the periods ending on such dates set forth therein and have been and shall have been prepared in accordance with generally accepted accounting principles and such principles have been applied on a basis consistently followed in all material respects throughout the periods involved.

     (m) Adverse Conditions. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or proceeding (or to Guarantor's knowledge, threatened litigation or proceeding or basis therefor) relating to Guarantor exists, (i) which are likely to result in a Material Adverse Event;
(ii) which would constitute an Event of Default under any of the Loan Documents; or (iii) which would constitute such a Event of Default with the giving of notice or lapse of time or both.

     17. ADDITIONAL COVENANTS OF GUARANTOR.

     (a) Guarantor shall deliver or cause to be delivered to Lender those reports and financial statements set forth below. All such financial statements shall be prepared in accordance with generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or any Person succeeding to the functions thereof).

          (i) As soon as practicable and in any event within one hundred and twenty (120) days after the end of each calendar year Guarantor shall cause to be delivered to Lender Form 10K delivered by Prime Group Realty Trust to the Securities and Exchange Commission (the "SEC");

          (ii) Within twenty (20) days of the filing thereof, federal income tax returns of Guarantor (or any request for extension of the filing date thereof), all certified to be true, complete and correct by an authorized representative of Guarantor, as appropriate;

          (iii) Within twenty (20) days after they are filed or furnished, copies of all regular and periodic reports, proxy statements, financial statements, registration statements prospectuses and other material filed by Prime Group Realty Trust or any of its affiliates with any securities exchange or with the SEC (including without limitation, all reports on Forms 10K, 10Q or 8K promulgated under the Securities Exchange Act of 1934, as amended) or any other governmental authority or distributed to the stockholders of Prime Group Realty Trust and all press releases and other statements made available by Prime Group Realty Trust to the public concerning material adverse changes or developments in the business of any of them;

          (iv) Within one-hundred and twenty (120) days after the end of each calendar year, Guarantor shall deliver to Lender, Guarantor's financial statements for such calendar year, certified by independent certified public accountants, selected by Guarantor and acceptable to Lender, in its sole but reasonable discretion;

          (v) Within sixty (60) days after the end of each calendar quarter, a statement of income, expense, assets, liabilities and a calculation of Guarantor's Net Worth, all in form and detail acceptable to Lender, in Lender's sole, but reasonable discretion, and sufficient to determine Guarantor's compliance with the requirements of the financial covenants set forth in Section 17(b); and

          (vi) Guarantor shall provide, from time to time during the term hereof, such other information and reports, financial and otherwise, concerning Borrower, Guarantor and the Property as Lender may reasonably request.

     (b) Throughout the term of the Loan, the Guarantor shall meet the following financial covenants, to be determined on a quarterly basis based on an audited annual financial statement and internally prepared quarterly financial statements:

          (i) The assets of Guarantor and its consolidated subsidiaries consisting of cash, cash equivalents, marketable securities and available amounts under existing credit facilities shall be equal to or greater than $20,000,000.

          (ii) As of the end of the fiscal quarter immediately preceding the Closing Date and as of the end of each fiscal quarter thereafter, the net worth of Guarantor and its consolidated subsidiaries shall not be less than $350,000,000 (the "Required Net Worth"). As used herein, "Net Worth" shall equal for Guarantor and all of its consolidated subsidiaries, Total Assets less Total Liabilities. As used herein, "Total Assets" equals the aggregate book value of all assets, consolidated and determined in accordance with GAAP, plus accumulated depreciation of real property less intangible assets. As used herein, "Total Liabilities" equals all liabilities, consolidated and determined in accordance with GAAP. Notwithstanding the forgoing, in the event the Net Worth of Guarantor is less than Three Hundred and Fifty Million Dollars ($350,000,000) but greater than Three Hundred Million Dollars ($300,000,000), then Guarantor shall have the option to reduce  the  Required  Net Worth to  $300,000,000  by  payment of principal to Lender in an amount equal to Five Million Dollars ($5,000,000). Such principal payment shall made no later than ten (10) days after delivery of the financial statements of Guarantor evidencing the Required Net Worth of Guarantor to be less than $350,000,000 and shall be accompanied by a statement from Guarantor that such payment is being made pursuant to this Section 17(b)(ii). Any payment made pursuant to this provision shall be made from Guarantor's Funds and not from Excluded Funds. Any payment made pursuant to this Section 17(b)(ii) shall be in addition to, and not in lieu of, any liabiity or obligation of Guarantor pursuant to
     Section 1 of this Guaranty and principal payments due from Borrower pursuant to the Loan Agreement. Any payment made by Guarantor pursuant to this Section 17(b)(ii) shall be applied to the principal portion of the Secured Obligations.

          (iii)  At no  time  prior  to  payment  in  full  of all  the  Secured
     Obligations shall the ratio (stated as a percentage) of (i) Total Liabilities to (ii) Total Assets be greater than 75%.

     (c) At all times during the term hereof, Guarantor shall comply with and shall cause Borrower to comply with the provisions of the Loan Agreement, relating to Borrower's status as a single purpose entity.

     (d) Any accounting term not expressly defined herein shall have the meaning given such term in accordance with generally accepted accounting principals.

     (e) Upon demand by Lender, at any time and from time to time, whether or not an Event of Default has occurred under the Loan Agreement or any other Loan Document or a default has occurred under the Mezzanine Loan Documents, Guarantor shall execute a reaffirmation of and shall remake this Guaranty as of such date. Failure of Guarantor to reaffirm and remake this Guaranty at any time, on demand, shall be an Event of Default hereunder and under the Loan Agreement and the other Loan Documents, without notice or opportunity to cure.

     18. LIMITATION OF LIABILITY. Guarantor further agrees that any exculpatory language pertaining to Borrower or to any other Loan Party contained in the Note, the Loan Agreement or any other Loan Document shall in no event apply to this Guaranty, and will not prevent Lender from proceeding against Guarantor to enforce this Guaranty. Notwithstanding anything to the contrary contained herein, no general partner or limited partner, shareholder, officer, director, employees, representative or agent of Guarantor shall have any personal liability for payment or performance Guarantor's Obligations or any other liability of Guarantor hereunder or under any other Loan Document.

     19. CREDIT AGREEMENT ACT. Guarantor expressly agrees that for purposes of this Guaranty: (i) this Guaranty shall be a "credit agreement" under the Illinois Credit Agreements Act, 815 ILCS 160/1 et. seq. (the "Act"); (ii) the Act applies to this transaction including, but not limited to, the execution of this Guaranty and each and every other Loan Document to which Guarantor is a party; and (iii) any action on or in any way related to this Guaranty or any other Loan Document to which Guarantor is a party shall be governed by the Act.

     20. GOVERNING LAW. The validity of this Guaranty, its construction, interpretation and enforcement, and the rights of Lender shall be determined under, governed by, and construed in accordance with the internal laws of the State of Illinois, without regard to principles of conflicts of law.

     21. JURISDICTION AND VENUE.


     (a) Jurisdiction and Venue. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR AND LENDER EACH HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY BE TRIED AND DETERMINED ONLY IN THE FEDERAL COURT LOCATED IN THE NORTHERN DISTRICT OF ILLINOIS, OR THE STATE COURT LOCATED IN THE CITY OF CHICAGO, STATE OF ILLINOIS, OR, AT THE SOLE OPTION OF LENDER IN ANY OTHER COURT IN THE STATE OF ILLINOIS OR IN THE STATE OF OHIO IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR AND LENDER EACH HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY UNDER THE LOAN DOCUMENTS MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND AND LENDER MAY INCLUDE IN ANY SUCH ACTION ANY PENDANT CLAIMS ARISING UNDER ANY LOAN DOCUMENT, INCLUDING CLAIMS UNDER THIS GUARANTY. GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS, THE STATE OF OHIO, AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF
ILLINOIS FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE AT THE ADDRESS OF GUARANTOR STATED ABOVE. TO THE EXTENT THAT GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL
PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

     22. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR AND LENDER EACH HEREBY KNOWINGLY VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND LENDER WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS RELATED HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR AND LENDER HEREBY AGREE THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR OR LENDER MAY FILE AN EXECUTED COPY OF THIS GUARANTY WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND
LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. NO PARTY SHALL SEEK TO CONSOLIDATE, BY COUNTER CLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION N WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

             The remainder of this page is left intentionally blank.

     IN WITNESS WHEREOF, the Guarantor has executed this Limited Guaranty dated for reference purposes only as of April 25, 2001.

                          Prime Group Realty, L.P.,
                          a Delaware limited partnership

                          By:  Prime Group Realty Trust,
                               a Maryland real estate investment trust, its
                               managing general partner

                               By:[s] Louis G. Conforti
                                   -----------------------------------------
                                   Louis G. Conforti, Co-President

                                    EXHIBIT A

                          [INTENTIONALLY NOT INCLUDED]